UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2021

OCEAN BIO-CHEM, INC.

(Exact name of registrant as specified in its charter)

Florida	0-11102	59-1564329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4041 S.W. 47 Avenue

Fort Lauderdale, Florida, 33314

(Address of principal executive offices)

(954) 587-6280

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	OBCI	The NASDAQ Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 6, 2021, Ocean Bio-Chem, Inc. (the “Company”) and Regions Bank (the “Lender”) entered into a Business Loan Agreement (the “Business Loan Agreement”), effective as of July 30, 2021, under which the Company was provided a revolving line of credit in the amount of Six Million Dollars ($6,000,000). The Business Loan Agreement supersedes the Company’s existing $6,000,000 revolving line of credit from the Lender, entered into on August 31, 2018. The revolving line of credit under the Business Loan Agreement is evidenced by a promissory note (the “Note”) and is secured principally by the Company’s inventory and accounts receivable.

The Business Loan Agreement bears interest at a variable annual rate of LIBOR plus 1.35%, computed on a 365/360 basis. All outstanding principal plus all accrued unpaid interest is due upon Lender’s demand or when the Business Loan Agreement expires on August 30, 2024.

Item 1.02.	Termination of a Material Definitive Agreement

Upon the effectiveness of the Business Loan Agreement, the former business loan agreement, dated August 31, 2018, was terminated

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN BIO-CHEM, INC.

/s/Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer

August 12, 2021

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